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          THIS IS A SUPPLEMENT TO THE PROSPECTUS DATED AUGUST 16, 1999

                        SUBORDINATED NOTE INTEREST RATES

                             EFFECTIVE APRIL 3, 2000

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                                             STANDARD INTEREST RATES
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PORTFOLIO AMOUNT (1)       $1,000 - $24,999       $25,000 - $49,999        $50,000 - $99,999        OVER $100,000
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                          INTEREST   ANNUAL       INTEREST    ANNUAL       INTEREST   ANNUAL       INTEREST  ANNUAL
      NOTE                 RATE %    YIELD %       RATE %    YIELD %        RATE %   YIELD %        RATE %   YIELD %
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
90-Day Extendible (2)       4.00      4.06          4.00       4.06          4.00      4.06          4.00     4.06
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180-Day Extendible (2)      4.00      4.04          4.00       4.04          4.00      4.04          4.00     4.04
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365-Day Extendible (3)      4.00      4.00          4.00       4.00          4.00      4.00          4.00     4.00
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

(1) The applicable portfolio amount is determined at the time a Note is purchased by aggregating the principal amounts of all Notes currently owned by the investor and the investor's immediate family members. Immediate family members are considered to be parents, children, siblings, grandparents and grandchildren. Members of sibling families are also considered immediate family members if both siblings are investors.

(2) Earns simple interest. The Annual Yield calculation assumes that the term of the Note is extended sequentially for an entire year, that the interest earned during each term is included in the principal amount for the next term and that the listed interest rate is the interest rate for each term.

(3) Earns simple interest, which results in the Interest Rate and the Annual Yield being equal during the initial term.

SUBORDINATED FIXED-TERM NOTES OF ANY MATURITY ARE NO LONGER AVAILABLE.